           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 32 to file No. 33-11495; Amendment No. 33 to File No. 811-4989) of Voyageur Mutual Funds II (comprised of Delaware Tax-Free Colorado Fund) of our report dated October 4, 2004, included in the 2004 Annual Report to shareholders.

                                                               Ernst & Young LLP


Philadelphia, Pennsylvania
November 29, 2004